Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Cornerstone OnDemand, Inc. of our report dated February 22, 2021 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Cornerstone OnDemand, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

February 22, 2021